PETRIE STORES CORPORATION
          70 Enterprise Avenue, Secaucus, N.J. 07094
          (201) 866-3600

          FOR IMMEDIATE RELEASE

                                   Contact:  Mary Ann Dunnell
                                             (212) 484-6721

          PETRIE STORES CONSUMMATES THE SALE
          OF ITS RETAIL OPERATIONS

               Secaucus, New Jersey, December 9, 1994 -- Petrie Stores Corporation (NYSE: PST) announced today that it has consummated the sale of its retail operations to an investor group led by E.M. Warburg, Pincus & Co., Inc. (which includes Verna Gibson, former President of The Limited Stores, Inc., a division of The Limited, Inc., and members of senior management) for approximately $180 million in cash, net of expenses.

               The sale was approved by Petrie's shareholders at its 1994 Annual Meeting of Shareholders held on December 6, 1994.

               Prior to the sale, Petrie owned one of the largest women's specialty retailing chains in the country -- with approximately 1700 stores throughout the United States, Puerto Rico, and the U.S. Virgin Islands. The trade names of these stores include Marianne, G&G, Rave, Jean Nicole, Winkleman's, Stuarts, and M.J. Carroll.

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